EXHIBIT 6.13

                             SUBSCRIPTION AGREEMENT
                              For an investment in
                        UNITS OF SHARES OF COMMON STOCK
                                 (The "Units")
                                       of
                               DIPPY FOODS, INC.
                            A CALIFORNIA CORPORATION
                              (THE "CORPORATION")


To:  Jon Stevenson

THE FOLLOWING INFORMATION IS CONFIDENTIAL

1. SUBSCRIPTION: I, THE UNDERSIGNED, AGREE TO PURCHASE THE NUMBER OF UNITS SET FORTH BELOW AND HEREBY TENDER PAYMENT IN CASH IN THE AMOUNT OF $5,714 PER UNIT WITH A MINIMUM PURCHASE OF ONE UNIT. I UNDERSTAND THAT EACH UNIT CONSISTS OF 11,428 SHARES OF COMMON STOCK OF THE CORPORATION. I UNDERSTAND THAT UPON THE CORPORATION'S ACCEPTANCE OF THIS SUBSCRIPTION, I WILL RECEIVE A COPY OF THIS SUBSCRIPTION AGREEMENT DULY ACKNOWLEDGED BY THE CORPORATION.

2.   NUMBER OF UNITS AND PAYMENT.

     Number of Units subscribed for:

     Amount tendered herewith:

3.  GENERAL INFORMATION:

    (a)  Name:

         Social Security Number or Tax I.D.:

         Drivers license no.:                     State:

         Date of birth:                           U.S. Citizen:    Yes    No

         Name:

         Social Security Number or Tax I.D.:

         Drivers license no.:                     State:

         Date of birth:                           U.S. Citizen:    Yes   No

    (b)  Name(s)  as  it   (they)   should  appear  on legal documents and share
         certificates:

         1.
         2.

    (c) Permanent residential address (street, city, state, and zip code no. P.O. Box)

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         Telephone number: (   )                  Years there:

    (d)  Mailing address (if different from permanent address):

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    (e)  Present business address and telephone number:

         Business name:                         Telephone #: (   )
         Street:
         City:                     State:             Zip:

1.  SUITABILITY INFORMATION.

    (a)   Level of knowledge (please check all the boxes which apply):

     ___  I have had a long term personal or business  relationship or both with
          the   following   individuals:   (Describe   nature   and   length  of
          relationship):

     ___ I am not relying upon the advice of an attorney, accountant or other advisor in making a final investment decision to contribute to the investment opportunity. I believe I have sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of this investment opportunity. I am providing the information contained in this agreement as evidence of my knowledge and experience in these matters.

     ___ I will rely upon the advice of, and hereby designate, the individual named below as my purchaser representative, who will assist me in evaluating the merits and risks of an investment in the Units. I understand that you may contact this individual to assess his qualifications to serve as my advisor.

          Name:
          Address:
          Telephone:
          Professional affiliation of purchaser representative:

     The above-named purchaser representative has completed a Purchaser Representative Questionnaire, a copy of which is delivered to you with this agreement. I believe that I and the above-named purchaser representative, together have sufficient knowledge and experience in financial and business matters that together we are capable of evaluating the merits and risks of making an investment in the Units. The above-named purchaser representative has disclosed to me in writing prior to the date hereof any relationship between my purchaser representative and the following persons or entities or their affiliates:

    (b) All applicable statements Accredited Investor (complete if applicable) based on the following:

     ___ I am an accredited investor, as defined in Regulation D under the Securities Act of 1933, as amended (the 1933 Act), or an excluded purchaser for purposes of the Limited Offering Exemption as set forth in Section 25102(f) of the California Corporations Code, as amended (the California Act) or both (please check):

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     ___  My individual  net worth,  or joint net worth with my spouse,  exceeds
          $1,000,000.00.

     ___  My  individual  income was in excess of  $200,000.00  for the two most
          recent  years  and  I  reasonably   expect  an  income  in  excess  of
          $200,000.00 in the current year, or

     ___ I am investing in the Units in the amount of at least $150,000.00 and my individual net worth, or joint net worth with my spouse, exceeds 10 times my investment.

In determining net worth, the principal residence of an investor must be valued at either at (I) cost plus the cost of improvements less the amount of current encumbrances or (ii) the appraised value as determined by a written appraisal used by an institutional lender (e.g., a bank, a savings and loan company, or a company whose principal business is making loans secured by real estate and has loans receivable of $2,000,000.00 or more) plus the cost of the improvements less the amount of current encumbrances.

THE FOLLOWING INFORMATION IN THIS PARAGRAPH 4 (c) THROUGH 4 (j) IS REQUIRED OF EACH PROSPECTIVE INVESTOR WHO IS A NATURAL PERSON. ENTITIES, SUCH AS PARTNERSHIPS, CORPORATIONS AND TRUSTS, MUST SUBMIT A COMPLETE ENTITY QUESTIONNAIRE IN THE FORM ATTACHED TO THE PRIVATE MEMORANDUM DATED AUGUST 1, 1997, AND COMPLETE THE BALANCE OF THIS AGREEMENT.

    (c)  Nature of present employment, business or profession:

         Position held in present employment, business or profession and responsibilities involved:




         Dates of present employment, business, or profession:

         From:                             To:


         Please set forth all other prior occupations or duties during the past five years:





         Anticipated year of retirement:

    (d)  Education:

         High School:                        Degree:          Year:
         College:                            Degree:          Year:
         Graduate:                           Degree:          Year:

    (e) My income from all sources was, or is expected to be, as follows (please check the highest level):


         1994:   $25,000     $50,000     $75,000     $100,000    $200,000

         1995:   $25,000     $50,000     $75,000     $100,000    $200,000

         1996:   $25,000     $50,000     $75,000     $100,000    $200,000

         1997:   $25,000     $50,000     $75,000     $100,000    $200,000

    (f) List professional licenses or registrations, including admissions, accounting, insurance, financial planning certifications, etc., if any:
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     (g)  Investment experience:

     (1)  The frequency of my investment in publicly-traded securities is:

          ______ often _______ occasionally _______ never

(2)      The frequency of my investment in no-publicly-traded securities is:

              ______ often _______ occasionally _______ never

(3)      The frequency of my investment in tax-sheltered investments is:

              ______ often _______ occasionally _______ never

       (a) During the past five years, I have made the following investments which were sold in reliance on a private offering exemption from registration under the Securities Act of 19933, as amended, and/or applicable state securities laws, (please itemize each investment separately):

 Venture        Nature of investment     Year of investment     Amount invested

       (b) Details of my training or experience in financial and business matters not disclosed above include:

       (c) I have made the following additional investments which may reflect my knowledge and experience in financial and business matters and investments:

1. REPRESENTATIONS AND WARRANTIES. I hereby represent and warrant as follows, which representations and warranties are true and correct as of the date of this Agreement.

       (a) The information contained in this Agreement is being furnished to you to determine whether you to determine whether my subscription for investment in the Units maybe accepted by you in light of the requirements of the 1933 Act and the California may accept my subscription for investment in the Units accepted by you in light of the requirements of the 1933 Act and the California, or in the applicable security laws of my state of residence. In understand that (i)_ you will rely on the information contained herein for purposes of your determination, (ii) the Units will not be registered under the 1933 Act, qualified under the California Act or registered or qualified under the applicable security laws of any other jurisdiction in reliance on the exemption from qualification and registration afforded by such laws and (iii) this Agreement is not an offer of investment in the Units.

       (b) I and my purchaser representative(s), if any, have examined the Memorandum and all of the Exhibits thereto.

       (c) I and my purchaser representative(s), if any, have sufficient knowledge and expertise in business, tax and financial matters to

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              evaluate the merits and risks of an  investment in the Units and I have consulted with my purchaser representative(s), if any, in connection with such evaluation.

       (d) No representations or warranties, oral or otherwise, have been make to me by the Corporation's officers or any other agents, employees or affiliates, or any other person associated with the offering of the Units. In entering into this transaction, I am not relying upon any information other than the result of my own independent investigation.

       (e) I am my purchaser representative(s), if any, have analyzed and reviewed the Memorandum and all exhibits thereto, including, without limitation, this Agreement, and all related documents, and have had opportunity to ask questions of and receive answers from the Corporation's behalf, concerning the merits and risks of this opportunity. All such questions have been answered by my satisfaction, none of which answers are in any way inconsistent with the Memorandum and the Exhibit thereto.

       (f) I do intend or anticipate that this opportunity to be a principal source of income. I am able to bear the substantial economic risks of contribution to the Investment Opportunity. At the present time, I could afford a complete loss of such contribution.

       (g) The address set forth above is my true and correct residence. I have no present intention of becoming a resident of any other state or jurisdiction.

       (h) I understand that I must bear the economic risk of an investment in the Units for an indefinite period of time because the Units are not registered under the 1933 Act, qualified under the California Act nor registered or qualified under the applicable securities laws of any other state or jurisdiction, and may not be resold unless subsequently registered or qualified or unless an exemption from such registration or qualification is available.

       (i) All of the representations and information provided herein and any additional information that I have furnished to the Corporation with respect to any financial position and financial, business and investment experience are accurate and complete as of the date hereof. If any such representations or information become incomplete or inaccurate after this date, I shall supply DFI with the correct information. If there should be any material adverse change in any such representations or information prior to my acceptance as a shareholder, I agree to immediately furnish accurate and complete information concerning any such material change to DFI.

       (j)    I am  investing in the Units for my own  account,  for  investment
              purposes   only  and  not  with  a  view  to  the  sale  or  other
              distribution thereof, in whole or in part.

1. INDEMNIFICATION. I acknowledge that I understand the meaning and legal consequences of the representations, warranties and acknowledges contained in this agreement, and I hereby agree to indemnify, hold harmless and defend DFI, any corporation or entity affiliated with DFI, the DFI's officer, directors and employees, and attorneys for DFI against any and all loss, damage or liability (including reasonable attorney's fees) due to or arising out of my breach of any representation or warranty or failure to fulfill any obligation, whether contained in this Agreement or any other document executed by me, in connection with my subscription for the Units.

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2.     NO  WAIVER.  Notwithstanding  any  of  the  representations,  warranties, acknowledgments or agreements made in this Agreement by me. I do not thereby or in any other manner waive any rights granted to me under federal or state securities laws.

3.       MANNER IN WHICH INVESTMENT IS TO BE MADE (PLEASE CHECK ONLY ONE).

         ____ Community property (both parties must sign)
         ____ Individual (if married, complete Spousal Consent Form below)
         ____ Joint tenants with rights of survivorship (all parties must sign)
         ____ Corporation (must be signed by corporate officer with corporate resolution)*
         ____ Tenants in common (all parties must sign)
         ____ Partnership (must be signed by the general partner)*
         ____ As a custodian, agent or trustee*
                   *Please include completed Entity Questionnaire.

4.       MISCELLANEOUS.

       (a) This Agreement is governed by and must be construed in accordance with laws of the State of California.

       (b) This Agreement and the other documents executed by me contain the entire agreement between the parties concerning my subscription for the Investment Opportunity. The provisions of this Agreement may not be amended, modified or waived, except by a written agreement signed by me and DFI.

       (c) The headings of this Agreement are for convenient reference only and do not limit or otherwise affect the interpretation of any term or provision hereof.

       (d) This Agreement and the rights, and powers and duties set forth herein shall, except as set forth herein, bind and inure to the benefit of the heirs, executors, administrators, legal representatives, others, successors and assigns of the parties hereto.

       (e) As used in this Agreement, the singular includes the plural, the masculine includes the feminine and the neuter and vice versa.

ACCORDINGLY, desiring to become a shareholder in DFI by investing in a Unit or Units, I hereby (a) acknowledge receipt of the Memorandum and Exhibits thereto; and (b) execute this Subscription Agreement this ___ day of ______, 1997, and declare that it is truthful and correct.


-----------------------------------     ----------------------------------------
      (Signature of Subscriber)                 (Signature of Subscriber)


Print name (and title, if applicable)   Print name (and title, if applicable)

SUBSCRIPTION AGREEMENT ACCEPTED:
Date:                                          , 1997

DIPPY FOODS, INC.
A California corporation

By:
     -------------------------------    ----------------------------------------
      Jon Stevenson, President                        Alexander Diamond, CFO


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